Exhibit 99.2

Anteris Announces Results for the Second Quarter of 2025

MINNEAPOLIS, United States and BRISBANE, Australia 12 August 2025 AEST: Anteris Technologies Global Corp. (Anteris or the Company) (NASDAQ: AVR, ASX: AVR) a global structural heart company committed to designing, developing, and commercialising cutting-edge medical devices to restore healthy heart function, today reported financial results for the quarter ended June 30, 2025, and provided a corporate update.

Second Quarter 2025 Highlights

•	130 patients implanted with the DurAVR® THV since the start of clinical development; 49 patients treated year-to-date; 21 in the quarter

•	World first “double DurAVR®” implant in a patient receiving a valve-in-valve replacement in both the mitral and aortic valve positions

•	Advanced preparatory work for the DurAVR® THV's global, pivotal clinical trial (the "PARADIGM Trial") including qualifying additional clinical sites (79 sites now qualified)

•	Held global investigator meeting for the PARADIGM Trial in June, with Dr. Michael J. Reardon and Professor Stephan Windecker being confirmed as Co-Chairs of the PARADIGM Trial

•	Continued ongoing engagement with the FDA to progress the Investigational Device Exemption (“IDE”) for the PARADIGM Trial

•	Appointed two Non-Executive Directors to the Board of Directors (Mr. David Roberts and Mr. Gregory Moss)

“I’m extremely pleased with the progess achieved during the second quarter as the Company enters a new phase in its life cycle. The data generated to date from 130 patients treated with DurAVR® across multiple settings, including complex anatomies, different annular sizes, bicuspids and valve-in-valve (including a double aortic and mitral replacement in the same patient) is highly compelling. By adopting a “total disease management” approach, the development of this first-in-class biomimetic transcatheter heart valve has delivered meaningful clinical benefits across a range of clinical use cases. As such, we are excited by physician enthusiasm across the globe to recruit into the PARADIGM study which is designed to further support the growing body of evidence demonstrating DurAVR® THV’s impact on patients,” said Wayne Paterson, Vice Chairman and Chief Executive Officer of Anteris.

Business & Operations

DurAVR® THV Commercialisation Update

Building our Clinical data – 130 patients successfully treated with the DurAVR® THV

Anteris has continued to expand the level of global experience and build the body of clinical evidence with the DurAVR® THV System. At the end of the Second Quarter, there were 130 patients successfully implanted with the DurAVR® THV in rolling cohorts since start of clinical development, with 49 of these patients treated in the first half of 2025 and 21 in 2Q 2025. These additional patients continue to support the strong clinical benefits of our new class of biomimetic TAVR over current commercially available TAVR platforms.

860 Blue Gentian Road, Suite 340 Eagan, MN, 55121 United States T: +1 651 493 0606 info.us@anteristech.com	Anteris Technologies Global Corp. BRISBANE | MINNEAPOLIS | GENEVA | MALAGA anteristech.com	Toowong Tower, Level 3, Suite 302 9 Sherwood Road, Toowong QLD 4066, Australia T: +61 1300 550 310 info.au@anteristech.com ARBN: 677 960 235

Activities supporting the launch of the PARADIGM Trial

Over the Second Quarter, the Anteris team made considerable progress strengthening its clinical infrastructure and manufacturing capabilities in preparation for the Trial. A key focus was the qualification of trial sites, including feasibility assessments to confirm each site’s access to a suitable aortic stenosis patient population and their capacity to conduct the Trial to the highest standards. Preparatory activities, including site contracting with planned centers across the U.S., Europe and Canada, are well advanced, with 79 sites now qualified to participate.

In May, Anteris hosted a European Investigator Meeting for the PARADIGM Trial to facilitate operational alignment of qualified sites across the European investigator network, with participation from principal investigators at leading sites in Denmark, France, Germany, the Netherlands and Switzerland.

In June, Anteris hosted a Global Investigator Meeting to formally initiate activities for the PARADIGM Trial ahead of anticipated regulatory clearance. Dr. Michael J. Reardon and Professor Stephan Windecker were confirmed as the Co-Chairs of the Trial during the meeting, held in conjunction with New York Valves. These physicians provide significant clinical and trial experience in interventional cardiology and TAVR.

Ongoing collaborative work with the U.S. Food and Drug Administration (FDA) to progress the Investigational Device Exemption (IDE) application has been a major focus this Quarter, in addition to proactively scaling the manufacturing of all key products to meet the anticipated inventory demands of the upcoming PARADIGM Trial.

Corporate matters - Board appointments

On 10 June, Anteris appointed two seasoned executives, David Roberts and Gregory Moss, to its Board of Directors. Mr. Roberts brings extensive operational leadership experience, and Mr. Moss offers expertise in legal and corporate governance. These appointments are strategic steps to bolster the Company's leadership as it advances its clinical and commercial objectives.

Second Quarter 2025 Financial Results

The financial results for Anteris for the quarter ended June 30, 2025 are reviewed below. All amounts in $ refer to US dollars.

The Company’s net operating cash outflows for the six months ended June 30, 2025 were $41.0 million, in line with the increase in clinical, regulatory and manufacturing requirements to support the PARADIGM Trial. Reflecting this clinical focus, the key areas of the Company’s operating expenditure for the three months ended June 30, 2025 were as follows:

•	R&D expenses were $16.3 million.

The key activities undertaken were the preparatory activities linked to the PARADIGM Trial, including regulatory work regarding the IDE, extensive engagement with planned investigators at clinical trial sites and the Global Investigator Meeting. Additionally, there were clinical costs associated with the enrollment of additional DurAVR® patients and further upscaling of manufacturing capabilities.

•	Selling, general and administrative expenses were $5.0 million.

The Company held $28.4 million of cash and cash equivalents as of June 30, 2025.

Anteris refers to the detailed Financial Information contained in its Form 10-Q filing including the Management Discussion & Analysis and the Risks.

ENDS

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About Anteris

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) is a global structural heart company committed to designing, developing, and commercialising cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA, Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

Anteris’ lead product, the DurAVR® Transcatheter Heart Valve (THV), was designed in partnership with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow.  DurAVR® THV is made using a single piece of moulded ADAPT® tissue, Anteris’ patented anti-calcification tissue technology. ADAPT® tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide.  The DurAVR® THV System is comprised of the DurAVR® valve, the ADAPT® tissue, and the balloon-expandable ComASUR® Delivery System.

Forward-Looking Statements

This announcement contains forward-looking statements. Forward-looking statements include all statements that are not historical facts, including the objectives of and plans for Anteris’ studies and trials, the timing of the PARADIGM Trial, the goals of the expansion of the global manufacturing capacity and the sourcing of ADAPT® tissue for the DurAVR® THV in the future. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in Anteris’ Annual Report on Form 10-K for the fiscal period ended December 31, 2024 that was filed with the SEC and ASX. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, neither ATL or Anteris assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

Authorisation and Additional information

This announcement was authorised for release on the ASX by the Board of Directors.

For more information:

Investor Relations	Investor Relations (US)
investors@anteristech.com	mchatterjee@bplifescience.com
Debbie Ormsby	Malini Chatterjee, Ph.D.
Anteris Technologies Global Corp.	Blueprint Life Science Group
+61 1300 550 310 | +61 7 3152 3200	+1 917 330 4269

Website	www.anteristech.com
X	@AnterisTech
LinkedIn	https://www.linkedin.com/company/anteristech

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